Emergent BioSolutions On Track with Respect to COVID-19 Contractual Commitments; Receives Modified Task Order from the U.S. Department of Health & Human Services to Support the Opportunity for Further Expansion of Manufacturing Capacity for Johnson & Johnson’s COVID-19 Vaccine - HHS has increased Emergent’s task order by $23 million to purchase additional biologics manufacturing equipment - Reaffirms 2021 financial guidance GAITHERSBURG, Md., April 4, 2021 — Emergent BioSolutions Inc. (NYSE:EBS) today announced that the Company continues to be on track with its manufacturing agreements related to COVID-19 vaccines and confirmed that there are no changes to its financial guidance for 2021. In addition, the Company received a contract modification to increase the original task order by $23 million from Biomedical Advanced Research and Development Authority (BARDA), which is part of the Office of the Assistant Secretary for Preparedness and Response (ASPR) at the U.S. Department of Health & Human Services (HHS). The $23 million will be used for the purchase of biologics manufacturing equipment specific to Johnson & Johnson’s COVID-19 vaccine for the potential expansion of manufacturing of that bulk drug substance into a third suite of Emergent’s Baltimore Bayview facility. In addition, Emergent expects to align with the U.S. government and AstraZeneca on a mutually agreed ramp down of manufacturing for AstraZeneca’s COVID-19 vaccine bulk drug substance. “Emergent is actively working with the U.S. government to fulfill its policy objectives consistent with the Center for Innovation in Advanced Development and Manufacturing (CIADM) that was put in place under the Obama-Biden Administration in 2012,” said Robert G. Kramer, president and chief executive officer of Emergent. “This unique public-private partnership has been a key element in our ability to quickly scale up to produce COVID-19 vaccines at a current rate of more than one billion dose-equivalents annually.” Emergent continues to own the facility and perform its contracts consistent with its obligations to all of its customers and in compliance with the regulatory standards promulgated by the FDA and all other applicable regulatory authorities. “Emergent’s top priority continues to be the strengthening of the supply chain for Johnson & Johnson’s vitally needed COVID-19 vaccine,” added Kramer. “We have been working closely with Johnson & Johnson and welcome the additional oversight and support at our Bayview facility, including increased and final sign-off of manufacturing of its bulk drug substance and supervision and direction of all Johnson & Johnson critical manufacturing operations. We value their partnership and that of the U.S. government to help deliver critically needed COVID-19 vaccines to the American public and globally.” Emergent entered into the landmark COVID-19 arrangement with BARDA, under the CIADM agreement first established as a public-private partnership for pandemic preparedness in 2012. This landmark arrangement was designed to expand manufacturing capacity and has provided the government with the flexibility to use reserved capacity for production for COVID-19 vaccines and therapeutics consistent with the U.S. government’s policy objectives.

Today, Emergent has nine COVID-19 CDMO partnerships with pharmaceutical and biotech innovators, the U.S. government, non-government organizations for vaccines and therapeutics across a multitude of sites and drug substance, drug product, and development service offerings. About Emergent BioSolutions Emergent BioSolutions is a global life sciences company whose mission is to protect and enhance life. Through Emergent’s specialty products and contract development and manufacturing services, Emergent is dedicated to providing solutions that address public health threats. Through social responsibility, Emergent aims to build healthier and safer communities. Emergent aspires to deliver peace of mind to its patients and customers so they can focus on what’s most important in their lives. In working together, Emergent envisions protecting or enhancing 1 billion lives by 2030. For additional information, visit Emergent’s website and follow Emergent on LinkedIn, Twitter and Instagram. Safe Harbor Statement This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding the total potential realizable value of the Task Order, the timing and number of any of the underlying deliverables, our ability to produce or manufacture viable COVID-19 vaccine candidates at the prescribed scale and on the anticipated timeline and our ability to meet other contractual commitments, statements regarding our financial guidance and any other statements containing the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” and similar expressions, are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances. There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including the availability of funding for our U.S. government grants and contracts, decisions by BARDA/ASPR/HHS and other contractual parties to exercise any options under the Task Order and the related contract and our manufacturing capabilities. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements. ### Emergent BioSolutions Contacts: Media: Matt Hartwig

Director, Media Relations mediarelations@ebsi.com Investors: Robert G. Burrows Vice President, Investor Relations burrowsr@ebsi.com